Exhibit 99.1

CUSIP# 678046 10 3 Amex: BQI

NEWS RELEASE

Date: September 22, 2008

Oilsands Quest announces private placement of Flow-Through Shares

Calgary, Alberta -- Oilsands Quest Inc. (Amex: BQI) announced today that it has entered into a non-brokered private placement flow-through share agreement with UTA Asset Management Corporation (“UTA”).

Oilsands Quest will issue 5,142,857 shares of common stock on a flow-through basis (the “Flow-Through Shares”) at a price of US$3.50 (CDN$3.675) per share to funds managedby or affiliated with UTA, for aggregate gross proceeds of US$18.0 (CDN$18.9) million. Up to an additional 1,500,000 Flow-Through Shares may be issued to affiliates and employees of Oilsands Quest at the same price per share for additional aggregate gross proceeds of up to US$5.25 (CDN$5.5) million. The Flow-Through Shares will be issued pursuant to certain exemptions from prospectus requirements. Investors in the United States should be aware that Flow-Through Shares will not be offered in the United States. The proceeds of the Offering will be used to incur Canadian Exploration Expenses through exploration work relating to its exploration programs.

Closing of the Offering is expected to occur on or about September 26, 2008 and is subject to American Stock Exchange approval and the completion of definitive documentation.

The Flow-Through Shares issued pursuant to this Offering have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States or to U.S. persons (as such term is defined in Regulation S under the Securities Act) absent a registration statement or an applicable exemption from registration. This notice is not an offer to sell or a solicitation of an offer to buy such securities and is issued pursuant to Rule 135c under the Securities Act of 1933.

About Oilsands Quest Inc.

Oilsands Quest Inc. (AMEX:BQI) is applying its technical expertise to develop multiple global-scale discoveries while aggressively exploring Canada’s largest contiguous oil sands land holding. The company is the originator of Saskatchewan’s emerging oil sands industry. More information is available at www.oilsandsquest.com.

For more information:

Paul K. O’Donoghue, MBA

Vice President, Investor Relations and Corporate Planning

Oilsands Quest Inc.

Email: investorrelations@oilsandsquest.com

(403) 263-1623

CUSIP# 678046 10 3 Amex: BQI

2.

Forward-looking information

Except for statements of historical fact relating to Oilsands Quest Inc., this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate", "potential", "prospective", “develop” and other similar words, or statements that certain events or conditions "may", "will", or "could" occur. Forward-looking statements such as references to Oilsands Quest’s drilling programs, exploration programs, geophysical programs, reservoir testing and analysis program, and the timing of such programs are based on the opinions and estimates of management and the company’s independent evaluators at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include, but are not limited to, risks inherent in the oil sands industry, regulatory and economic risks, lack of infrastructure in the region in which the company’s resources are located, and risks associated with the company’s ability to implement its business plan. There is no certainty that it will be commercially viable to produce any portion of the company’s oil sands resources. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest’s control, and no assurance can be given that the programs will be completed on time, on budget or at all. Oilsands Quest undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. The risks and uncertainties set forth above are not exhaustive. Readers should refer to Oilsands Quest's current annual report on Form 10-K and other document filings, which are available at www.sedar.com and at www.sec.gov for a detailed discussion of these risks and uncertainties and details regarding the location and extent of Oilsands Quest's land holdings.